UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement with Citibank, N.A.

On October 14, 2016, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment (the “First Amendment”) to its master repurchase agreement, dated as of June 26, 2012, by and between Citibank, N.A. (“Citibank”) and PLS (the “Citi Repurchase Agreement”), pursuant to which PLS may sell, and later repurchase, newly originated mortgage loans that are originated through PLS’ consumer direct lending channel or purchased from correspondent lenders through a subsidiary of PennyMac Mortgage Investment Trust (NYSE: PMT) and, in either case, held by PLS pending sale and/or securitization. The obligations of PLS are fully guaranteed by Private National Mortgage Acceptance Company, LLC (“PNMAC”). The Company is a holding corporation and its sole investment is an equity interest in PNMAC.

Under the terms of the First Amendment, the uncommitted amount of the maximum aggregate purchase price provided for in the Citi Repurchase Agreement was increased from $50 million to $250 million and the maximum aggregate purchase price from $200 million to $400 million until December 2, 2016. All other terms and conditions of the Citi Repurchase Agreement, including the $150 million committed amount of the maximum aggregate purchase price, remain the same in all material respects.

On October 20, 2016, the Company entered into another amendment to the Citi Repurchase Agreement (the “Second Amendment”), pursuant to which the maturity date of the Citi Repurchase Agreement was extended from October 20, 2016 to December 2, 2016. The foregoing descriptions of the First Amendment, the Second Amendment and the Citi Repurchase Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the First Amendment and Second Amendment, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively; and (ii) the full text of the Citi Repurchase Agreement, which was filed as Exhibit 10.20 to the Company’s Form S-1 Registration Statement as filed with the SEC on February 7, 2013, and any amendments to the Citi Repurchase Agreement filed thereafter.

Repurchase Agreements with Credit Suisse First Boston Mortgage Capital LLC

On October 17, 2016, the Company, through PLS and PNMAC, also entered into amendments (the “October Amendments”) to the terms of (i) its Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), PLS and PNMAC (the “CSFB Repurchase Agreement”), pursuant to which PLS may sell to, and later repurchase from, CSFB certain newly originated or recently acquired residential and small balance multifamily mortgage loans; and (ii) its Master Repurchase Agreement (Participation Certificates and Servicing) by and among CSFB, PLS and PNMAC and dated as of November 10, 2015 (the “MSR Repo”), pursuant to which PLS may finance certain of its mortgage servicing rights and related participation interests and loan servicing advance receivables.

The original terms of the CSFB Repurchase Agreement and the MSR Repo collectively provided for a maximum combined purchase price of $907 million. Of this amount, $700 million was committed and available for purchases under the CSFB Repurchase Agreement to the extent not reduced by purchased amounts outstanding under the MSR Repo, while $407 million was committed and available for purchases under the MSR Repo to the extent not reduced by purchased amounts outstanding under the CSFB Repurchase Agreement.

On September 26, 2016, CSFB previously agreed to increase the maximum combined purchase price provided for under the CSFB Repurchase Agreement and the MSR Repo from $907 million to $1.207 billion until October 26, 2016, at which time the maximum combined purchase price would be reset to $907 million.  Pursuant to the terms of the October Amendments, CSFB agreed to extend such increase in the maximum combined purchase price to December 23, 2016. All other terms and conditions of the CSFB Repurchase Agreement and the MSR Repo, including the respective committed amounts thereunder, remain the same in all material respects.

The foregoing descriptions of the CSFB Repurchase Agreement and the MSR Repo do not purport to be complete and are qualified in their entirety by reference to (i) the description of the CSFB Repurchase Agreement in the Company’s Current Report on Form 8-K as filed on April 6, 2016 and the full text of the CSFB Repurchase Agreement attached thereto as Exhibit 10.1, and (ii) the description of the MSR Repo in the Company’s Current

Report on Form 8-K as filed on November 16, 2015 and the full text of the MSR Repo attached thereto as Exhibit 10.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment Number Sixteen to the Master Repurchase Agreement, dated as of October 14, 2016, by and between PennyMac Loan Services, LLC and Citibank, N.A.
10.2	Amendment Number Seventeen to the Master Repurchase Agreement, dated as of October 20, 2016, by and between PennyMac Loan Services, LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: October 20, 2016	/s/ Anne D. McCallion
Anne D. McCallion Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Sixteen to the Master Repurchase Agreement, dated as of October 14, 2016, by and between PennyMac Loan Services, LLC and Citibank, N.A.
10.2	Amendment Number Seventeen to the Master Repurchase Agreement, dated as of October 20, 2016, by and between PennyMac Loan Services, LLC and Citibank, N.A.